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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
Vical Incorporated:

        We consent to the use of our report dated February 6, 2003, with respect to the balance sheet of Vical Incorporated as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/  KPMG LLP

San Diego, California
October 24, 2003

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  Exhibit 23.2